Exhibit 99.2

Modine Manufacturing Company 1500 DeKoven Avenue Racine, WI 53403 Tel. 262.636.1200 Fax 262.636.1424

NEWS RELEASE
FOR IMMEDIATE RELEASE

Modine Acquires Scott Springfield Manufacturing, Gaining Air Handling Unit Offering for Strategic Data Center and Indoor Air Quality Markets

Acquisition adds hyperscale and colocation solution to Modine’s data center technology portfolio and brings highly complementary products and channels to the indoor air quality business

Racine, Wis., February 26, 2024 – Modine (NYSE: MOD), a diversified global leader in innovative thermal management and ventilation solutions, announced today that it had entered into a definitive agreement to acquire Scott Springfield Manufacturing, a leading manufacturer of air handling units (AHU). With this transaction, Modine will gain immediate access to a highly complementary product portfolio and a blue-chip customer base in several strategic end markets, including hyperscale and colocation data centers, telecommunications, healthcare and aerospace.

“We are excited to welcome the Scott Springfield team to the Modine family and continue to advance our complete suite of products in the data center area, as well as expand our indoor air quality offerings,” said Neil Brinker, President and Chief Executive Officer of Modine. “The acquisition is right in line with our transformation and will bring Modine a product line and customer base in high-growth markets that fully complement and expand our current reach, including to hyperscale data center operators. Further, the addition of custom air handling unit capabilities demonstrates our continued commitment to focus on innovative, engineered solutions that help us achieve our long-term growth targets. Coming on the heels of our acquisition of Napps Technology last year and the purchase of liquid immersion cooling assets last month, Modine is in a very strong position to provide customers a full range of technology solutions in critical cooling and ventilation applications.”

Based in Calgary, Canada, Scott Springfield Manufacturing is known for premier design and engineering expertise in the manufacture of AHUs for a broad range of commercial and industrial applications. The company employs approximately 500 people at two manufacturing facilities in Calgary that serve different end markets. The facility producing AHUs for blue-chip hyperscale and colocation data center customers is equipped with automated manufacturing equipment and is optimized for higher volume production. The other facility manufactures custom-built AHUs chiefly for the healthcare sector. Specially engineered AHUs are imperative in meeting the stringent HVAC, indoor air quality and energy efficiency requirements of hospitals, clean rooms and laboratories. With the purchase, Modine will also gain a sales representative network in the indoor air quality market covering additional areas in the U.S. and Canada, creating cross-selling opportunities for Modine’s existing chiller portfolio.

“Technology solutions that address real-world concerns – such as delivering healthy environments for people and stable environments for the IT infrastructure that supports our digital lifestyles – are more important than ever,” said Eric McGinnis, President, Climate Solutions. “Modine’s data center and IAQ businesses deliver these world-class HVAC solutions to markets where efficient and effective thermal management and ventilation is vital. The acquisition of Scott Springfield will expand our portfolio and manufacturing footprint, enabling us to meet a complete range of client needs in our targeted data center and IAQ markets, positioning us as a one-stop shop for mission-critical HVAC solutions.”

Scott Springfield Manufacturing expects to report final revenue for their fiscal 2023 of more than $100 million (USD). Total consideration for the transaction is based on an enterprise value of approximately $190 million (USD) and is expected to close in the first calendar quarter of 2024. The transaction will be financed through a combination of cash and debt and consideration will be paid in Canadian dollars. Management expects this acquisition to be immediately accretive to earnings and anticipates generating incremental growth and future cost savings through deployment of Modine’s 80/20 operating model. Barclays served as an advisor to Modine for the transaction, and Angle Advisors served as an advisor to Scott Springfield Manufacturing.

Modine Manufacturing Company 1500 DeKoven Avenue Racine, WI 53403 Tel. 262.636.1200 Fax 262.636.1424

About Modine
At Modine, we are Engineering a Cleaner, Healthier World™. Building on more than 100 years of excellence in thermal management, we provide trusted systems and solutions that improve air quality and conserve natural resources. More than 11,000 employees are at work in every corner of the globe, delivering the solutions our customers need, where they need them. Our Climate Solutions and Performance Technologies segments support our purpose by improving air quality, reducing energy and water consumption, lowering harmful emissions and enabling cleaner running vehicles and environmentally-friendly refrigerants. Modine is a global company headquartered in Racine, Wisconsin (U.S.), with operations in North America, South America, Europe and Asia. For more information about Modine, visit www.modine.com.

Investor Contact: Kathleen Powers; kathleen.t.powers@modine.com; (262) 636-1687
Media Contact: pr@modine.com

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Forward-Looking Statements
This press release contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2023 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023, and December 31, 2023. Other risks and uncertainties include, but are not limited to, the following: our ability to complete the acquisition in a reasonable manner and timeframe, to integrate the business successfully into Modine thereafter and to harness the anticipated synergies associated with the acquisition; the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, rising energy costs, along with supply chain challenges or supplier constraints, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, increases in interest rates or tightening of the credit markets, recession, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties about the impact of regulatory and/or policy changes, including those related to tax and trade, the COVID-19 pandemic, the military conflict in Ukraine and other matters, that have been or may be implemented in the U.S. or abroad; the impact of the COVID-19 pandemic on the national and global economy, our business, suppliers, customers, and employees; the overall health and pricing focus of our customers; our ability to successfully execute our strategic and operational plans, including applying 80/20 principles to our business; our ability to effectively and efficiently modify our cost structure in response to sales volume increases or decreases and complete restructuring activities and realize benefits thereon; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of program launches, unexpected volume increases or decreases, and product transfers; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission.  Forward-looking statements are as of the date of this press release, and we do not assume any obligation to update any forward-looking statements.